UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2007
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

(650) 232-4100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2007, iPass Inc. and Shamrock Activist Value Fund, L.P. (together with its affiliates, “Shamrock”), entered into a Letter Agreement pursuant to which Michael J. McConnell, a vice president at Shamrock, and Peter C. Clapman, were elected to the iPass board of directors on February 21, 2007. Mr. McConnell was also appointed to the Audit Committee and to the Compensation Committee, and Mr. Clapman was also appointed to the Corporate Governance and Nominating Committee.

iPass and Shamrock have agreed that for so long as Shamrock shall own at least 3.5% of iPass’ outstanding common stock, Shamrock shall be entitled to have one representative designated by it nominated to the iPass board of directors, and for so long as Shamrock shall own at least 10% of iPass’ outstanding common stock, Shamrock shall be entitled to have two representatives designated by it nominated to the iPass board of directors. During the time in which one or more Shamrock representatives are serving on the iPass board of directors: (a) Shamrock will vote all of the shares it owns in support of each slate of directors nominated by the Board (and will not support or participate in any “withhold the vote” or similar campaign, or support any other nominees other than the slate of directors nominated by the iPass board of directors); (b) Shamrock will not propose (other than to the iPass Corporate Governance and Nominating Committee of the Board) any candidates for election as directors of iPass; and (c) Shamrock will not (i) publicly propose any proxy resolutions or nominees for director for approval by iPass stockholders, or (ii) support any proxy resolutions or conduct any proxy solicitations or seek to advise or influence in any manner any person with respect to the voting of any iPass voting securities against the recommendation of the iPass board of directors.

A copy of the letter agreement is attached as Exhibit 99.1 hereto, and the description above is qualified by reference to the full agreement as attached.

Upon election to the iPass board of directors, Messrs. McConnell and Clapman will be eligible to receive cash compensation paid to all non-management directors as follows:

Annual cash retainer	$20,000
Board meeting fees	$1,000
Committee meeting fees	$1,000
Committee chairman retainer	$5,000

In addition, Messrs. McConnell and Clapman will receive a stock option to purchase 30,000 shares of iPass common stock and a restricted stock grant of 10,000 shares upon election, and an additional stock option to purchase 15,000 shares of iPass common stock and a restricted stock grant of 5,000 shares at each annual meeting of stockholders, in each case under the iPass 2003 Non-Employee Directors Plan, as filed with the Securities and Exchange Commission as an exhibit to the iPass Current Report on Form 8-K filed August 16, 2006.

In connection with the foregoing, iPass issued a press release which is attached as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.
Exhibit	Description
99.1	Letter agreement between iPass and Shamrock dated February 20, 2007.
99.2	Press Release dated February 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Senior Vice President, General Counsel and Secretary

Dated:  February 20, 2007

Exhibit Index
Exhibit	Description
99.1	Letter agreement between iPass and Shamrock dated February 20, 2007.
99.2	Press Release dated February 21, 2007.